Exhibit 1.1

Execution Version

SUNOCO LP

(a Delaware limited partnership)

5,500,000 COMMON UNITS

REPRESENTING LIMITED PARTNER INTERESTS

UNDERWRITING AGREEMENT

July 15, 2015

July 15, 2015

To the Manager named in Schedule I hereto

    for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Sunoco LP, a limited partnership organized under the laws of the State of Delaware (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as manager (the “Manager”), the number of common units set forth in Schedule I hereto (the “Firm Units”), each representing limited partner interests in the Partnership (the “Common Units”). The Partnership also proposes to issue and sell to the several Underwriters not more than the number of additional Common Units set for in Schedule I hereto (the “Additional Units”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such number of Common Units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” This Agreement is to confirm the agreement among the Partnership and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

Sunoco GP LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership and a wholly owned subsidiary of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”). The subsidiaries of the Partnership listed on Schedule III hereof are collectively referred to herein as the “Subsidiaries,” and together with the Partnership and the General Partner, as the “Partnership Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto) on Form S-3 (No. 333-203965), relating to securities (the “Shelf Securities”), including the Units, to be issued from time to time by the Partnership. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities, dated May 7, 2015 in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Units in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. The “Applicable Time” means 11:00 P.M., New York City time, on July 15, 2015 or such other time as agreed by the Partnership and the Manager. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

It is understood by the parties hereto that the Partnership has entered into that certain Contribution Agreement (the “Contribution Agreement”), dated as of July 14, 2015, by and among Susser Holdings Corporation (“SHC”), ETP Holdco Corporation (“ETP Holdco”), Heritage Holdings, Inc. (“HHI” and, together with ETP Holdco, the “Contributors”), the Partnership, the General Partner (as herein defined), and Energy Transfer Partners, L.P., pursuant to which the Partnership will acquire 100% of the equity interests in SHC (the “Acquisition”). Pursuant to the terms of the Contribution Agreement, the Partnership will pay to the Contributors at the closing of the Acquisition approximately $966.9 million in cash, subject to certain working capital adjustments, and issue to the Contributors an aggregate of (i) 21,978,980 Class B Units representing limited partner interests in the Partnership (the “Class B Units”), (ii) 10,939,436 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) and (iii) 79,308 Common Units (collectively, the “Unit Consideration”). Furthermore, in connection with the Acquisition, the 79,308 Common Units and 10,939,436 Subordinated Units of the Partnership held by SHC immediately prior to the Acquisition will be exchanged or converted, as applicable, into Class A Units representing limited partner interests in the Partnership (the “Class A Units”), the terms of which will be set forth in Amendment No. 2 (“Amendment No. 2”) to the First Amended and Restated Agreement of Limited Partnership of the Partnership. The General Partner will enter into Amendment No. 2 at the closing of the Acquisition.

1. Representations and Warranties. The Partnership represents and warrants to each Underwriter as of the date hereof and the Closing Date (as defined in Section 4 below), and agrees with each Underwriter, as follows:

(a) Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any free writing prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Partnership, contemplated. The Partnership is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Partnership has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Partnership has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”). Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval system or any successor system, except to the extent permitted by Regulation S-T.

(b) Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Closing Date and each Option Closing Date, if any, (i) the Time of Sale Prospectus and (ii) any individual free writing prospectus, when taken together as a whole with the Time of Sale Prospectus, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Applicable Time or at the Closing Date, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Time of Sale Prospectus or the Prospectus (or any supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Manager expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Expenses,” the information under the heading “Underwriting—Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(c) Free Writing Prospectuses. No free writing prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any free writing prospectus based upon and in conformity with the Underwriter Information.

(d) Partnership Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.

(e) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”). Grant Thornton LLP is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the PCAOB.

(f) Financial Statements; Non-GAAP Financial Measures. The financial statements, together with the related schedules and notes, incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The pro forma financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act. All other financial information incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Partnership and presents fairly the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the

Securities Act or the Securities Act Regulations or the Exchange Act or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”). All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) Forward-Looking Statements and Supporting Information. Each of the forward-looking statements made by the Partnership included in or incorporated by reference in the Registration Statement and the Time of Sale Prospectus and to be made in the Prospectus (and any supplements thereto) was made or will be made with a reasonable basis and in good faith.

(h) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to (1) result in a material adverse change in the condition, financial or otherwise, or in the earnings, properties, business, operations or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, or (2) materially and adversely affect the ability of the Partnership to perform its obligations pursuant to this Agreement (each such change, a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, considered as one enterprise, (C) there have been no liabilities or obligations, direct or contingent, incurred by any of the Partnership Entities that are material to the Partnership Entities taken as a whole, (D) there has been no change in the capitalization, short-term debt or long-term debt of the Partnership Entities and (E) there has been no dividend or distribution of any kind declared, paid or made by the Partnership Entities on any class of equity securities

(i) Formation and Good Standing of Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of its jurisdiction of organization or incorporation, as the case may be (as set forth on Schedule IV hereto), and has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Partnership Entities is duly qualified as a foreign limited partnership, limited liability company or corporation, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth on Schedule IV hereto), except for any failures to be so qualified or in good standing that would not result in a

Material Adverse Effect. Schedule IV hereto accurately sets forth the jurisdiction of organization and each jurisdiction of foreign qualification for each of the Partnership Entities.

(j) Ownership of General Partner. ETP, as the sole member of the General Partner, directly owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Agreement of the General Partner, dated as of September 25, 2012, as amended by Amendment No.1 thereto, effective as of October 27, 2014 (the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ETP owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).

(k) Ownership of the General Partner Interest in the Partnership. The General Partner is, and after giving effect to the transactions contemplated herein will be, the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership (the “General Partner Interest”). The General Partner Interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated September 25, 2012, as amended by Amendment No. 1 thereto, effective as of October 27, 2014 (the “Partnership Agreement”); and the General Partner owns the General Partner Interest free and clear of all Liens.

(l) Ownership of Sponsor Units. Stripes No. 1009 LLC, a Texas limited liability company (“Stripes No. 1009”), owns 5,469,718 Subordinated Units, Stripes LLC, a Texas limited liability company (“Stripes”), owns 79,308 Common Units and 5,469,718 Subordinated Units, ETC M-A Acquisition LLC, a Delaware limited liability company (“ETC M-A”), owns 3,983,540 Common Units and ETP Retail Holdings, LLC, a Delaware limited liability company (“ETP Retail”), owns 795,482 Common Units (such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Stripes No. 1009, Stripes, ETC M-A and ETP Retail own their respective Sponsor Units free and clear of all Liens.

(m) Ownership of Incentive Distribution Rights. ETP is the record holder of all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “Incentive Distribution Rights”); such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and ETP owns the Incentive Distribution Rights free and clear of all Liens.

(n) Ownership of Subsidiaries. The Partnership is the owner of 100% of the issued and outstanding shares of capital stock in Sunoco Finance Corp., a Delaware corporation (“Finance Corp.”), and 100% of the issued and outstanding membership interests in Susser Petroleum Operating Company LLC, a Delaware limited liability company (“Susser Operating”); Susser Operating is the owner of (i) 31.58% of the issued and outstanding membership interests in Sunoco, LLC, a Delaware limited liability company (“SLLC”), and (ii) 100% of the issued and outstanding membership interests in Sunoco Energy Services LLC, a Texas limited liability company, Southside Oil, LLC, a Virginia limited liability company, Aloha Petroleum LLC, a Delaware limited liability company, and Susser Petroleum Property Company LLC, a Delaware limited liability company (“Propco”); Propco is the owner of 100% of the issued and outstanding membership interests in Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company (“MACS”), and 100% of the issued and outstanding shares of capital stock of Aloha Petroleum, Ltd., a Hawaii corporation (“Aloha”); and MACS is the owner of 100% of the issued and outstanding membership interests in MACS Retail LLC, a Virginia limited liability company. Such shares of capital stock and membership interests, as applicable, have been duly authorized and validly issued in accordance with the certificate of incorporation, the certificate of formation, as applicable, of such Subsidiary and bylaws and the limited liability company agreement, as applicable, of such Subsidiary (together, the “Subsidiary Organizational Documents”) and are fully paid (to the extent required by the applicable Subsidiary Organizational Documents) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act or the equivalent provisions of the statute governing the organization of such Subsidiary in the jurisdiction of such Subsidiary’s formation); and the Partnership, Susser Operating, Propco and MACS, as the case may be, owns such shares of capital stock and membership interests, as applicable, free and clear of all Liens, other than Liens created pursuant to the Credit Agreement among the Partnership, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, dated September 25, 2014, as amended by that certain First Amendment to Credit Agreement and Increase Agreement, dated April 10, 2015 (together with any amendments thereto, the “Revolving Credit Facility”). The GP LLC Agreement, the Partnership Agreement and the Subsidiary Organizational Documents are referred to collectively herein as the “Organizational Agreements” and each, individually, as an “Organizational Agreement.”

(o) No Other Subsidiaries. Except as contemplated by the Prospectus, none of the Partnership Entities owns or, at the Closing Date and Option Closing Date, will own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than another Partnership Entity.

(p) No Restrictions on the Subsidiaries. None of the Subsidiaries is, or at the Closing Date and Option Closing Date, will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity securities held directly or indirectly by the Partnership, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except as set forth in the Revolving Credit Facility.

(q) Authority. Each of the Partnership and the General Partner has the full limited partnership or limited liability company right, power and authority, as the case may be, necessary (A) to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken, (B) in the case of the Partnership, issue, to sell and deliver the Units and (C) in the case of the General Partner, to act as the general partner of the Partnership.

(r) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(s) Authorization of the Contribution Agreement. The Contribution Agreement was duly authorized, executed and delivered by the Partnership Entities party thereto and constitutes a valid and binding agreement, enforceable against the Partnership Entities party thereto in accordance with its terms; provided that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(t) Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the Organizational Agreements of the Partnership and the General Partner have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(u) Authorization of Units. The Units to be purchased by the Underwriters from the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act).

(v) Authorization of Acquisition Equity Consideration. The Unit Consideration and the Class A Units to be issued by the Partnership pursuant to the Contribution Agreement, and the limited partner interests represented thereby, have been duly authorized and, when issued and delivered in accordance with the terms of the Partnership Agreement, as amended by Amendment No. 2, and the Contribution Agreement against consideration therefor as provided therein as, will be fully paid (to the extent required under the Partnership Agreement, as amended by Amendment No. 2) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act).

(w) Capitalization. At the Closing Date, after giving effect to the issuance of the Firm Units and assuming that the Underwriters do not purchase any Additional Units, the issued and outstanding partnership interests of the Partnership will solely consist of 29,894,659 Common Units, 10,939,436 Subordinated Units, the General Partner Interest and the Incentive Distribution Rights (as defined in the Partnership Agreement). All outstanding Common Units, Subordinated Units, the General Partner Interest and the Incentive Distribution Rights, and the limited partner interests or general partner interests, as applicable, represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(x) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units, the General Partner Interest and the Incentive Distribution Rights conform, or when issued and delivered in accordance with the terms of the Partnership Agreement will conform, in all material respects to the statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. No holder of Units will be subject to personal liability solely by reason of being such a holder.

(y) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as (A) provided in the Amended and Restated Operating Agreement of SLLC, (B) provided to the General Partner in the Partnership Agreement, or (C) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the certificate of limited partnership or formation, agreement of limited partnership, limited liability company agreement or any other organizational documents (collectively, “Organizational Documents”) of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(z) Absence of Violations, Defaults and Conflicts. None of the Partnership Entities is (A) in violation of its Organizational Documents, (B) in violation, breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Partnership Entities is or, at Applicable Time, will be a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for any such violations, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Partnership Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described therein under the caption “Use of Proceeds”) and the consummation of transactions contemplated in the Contribution Agreement do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for any such violations, breaches, defaults, Repayment Events or Liens, that would not, singly or in the aggregate, result in a Material Adverse Effect and other than Liens created pursuant to the Revolving Credit Facility), nor will such action result in (x) any violation of the provisions of the Organizational Documents of any of the Partnership Entities or (y) any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (y), for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(aa) Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities engaged in the business of the Partnership Entities exists or, to the knowledge of the Partnership Entities, is imminent, which, in any case, would result in a Material Adverse Effect.

(bb) Absence of Material Proceedings. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Partnership, threatened (i) against the Partnership Entities or (ii) which has as the subject thereof any property owned or leased by, the Partnership Entities, which, in the case of clauses (i) and (ii) above, if determined adversely to the Partnership Entities, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(cc) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required (and the preliminary prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). Each such contract or document that is described in the Registration Statement, the Time of Sale Prospectus or the Prospectus conforms in all material respects to the description thereof. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Partnership Entities has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement.

(dd) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by any of the Partnership Entities of its obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of The New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(ee) Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except for any failures to possess a Governmental License that would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities is in compliance with the terms and conditions of all Governmental Licenses, except for any failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except for any failures of such Governmental Licenses to be in full force and effect that would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ff) Title to Property. The Partnership Entities have good and marketable title to all real property owned by them and good title to all other property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which any of the Partnership Entities holds properties described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are in full force and effect, and none of the Partnership Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of any such Partnership Entity to the continued possession of the leased or subleased premises under any such lease or sublease.

(gg) Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies, singly or in the aggregate, would result in a Material Adverse Effect.

(hh) Environmental Laws. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release (defined below) or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws. The term “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ii) Hazardous Materials. Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Partnership Entities (or, to the knowledge of the Partnership Entities, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Partnership Entities, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violations or liabilities that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(jj) Review of Environmental Laws. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which they identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Time of Sale Prospectus and the Prospectus.

(kk) Compliance with ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would result in a Material Adverse Effect; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (D) the fair market value of the assets of each Plan that is subject to Title IV of ERISA (other than a “multiemployer plan”) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would result, in a Material Adverse Effect; (F) neither the Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would result in a Material Adverse Effect. Neither of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans by the Partnership Entities in the Partnership’s current fiscal year compared to the amount of such contributions made in the Partnership’s most recently completed fiscal year that is expected to result in a Material Adverse Effect; or (2) an increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Partnership’s most recently completed fiscal year that is expected to result in a Material Adverse Effect.

(ll) Accounting Controls and Disclosure Controls. The Partnership maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d 15 under the Exchange Act Regulations)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (1) since the end of the Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting, and (2) the Partnership is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting.

The Partnership maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits, or will file or submit, under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that all such information is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding disclosure. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the Exchange Act.

(mm) Compliance with the Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership

(nn) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all foreign, federal, state and local tax returns that are required to be filed through the date hereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has timely paid all taxes (including, without limitation, any estimated taxes) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than (a) those that are currently being contested in good faith by appropriate actions and for which adequate reserves have been established or (b) those which, if not paid, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(oo) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. No Partnership Entity has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Partnership Entities has been denied any insurance coverage which it has sought or for which it has applied.

(pp) Investment Company Act. None of the Partnership Entities is required, and upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Partnership Entities will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(qq) Absence of Manipulation. None of the Partnership Entities has taken, nor will any of the Partnership Entities take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or a violation of Regulation M under the Exchange Act.

(rr) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of or providing services to any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(tt) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate, representative or other person acting on behalf of or providing services to any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UNSC), the European Union, Her Majesty’s Treasury (HMT), or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(uu) Lending Relationship. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Underwriter.

(vv) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Entities, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(ww) No Broker’s Fees. None of the Partnership Entities or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Partnership Entities or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(xx) Private Placement. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Securities Act Regulations or the interpretations thereof by the Commission.

(yy) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The New York Stock Exchange.

(zz) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of the Closing Date and the completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any preliminary prospectus, the Prospectus, any free writing prospectus to which the Manager has consented in accordance with Section 6, any press release or other announcement permitted by the Securities Act, including Rule 134 or Rule 135 under the Securities Act.

(aaa) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Partnership Entities believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Partnership Entities have obtained the written consent to the use of such data from such sources.

(bbb) Officer’s Certificates. Any certificate signed by any officer of any of the Partnership Entities and delivered to the Manager or to counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the Partnership Entities to each Underwriter as to the matters covered thereby.

2. Agreements to Sell and Purchase. The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective numbers of Firm Units set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Units set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Units shall be reduced by an amount per unit equal to any distribution declared by the General Partner and payable on the Firm Units but not payable on such Additional Units. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Common Units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of Common Units in excess of the number of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Common Units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3. Public Offering. The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Partnership is further advised by you that the Units are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Units and the Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the General Partner, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Partnership contained in this Agreement are true and correct as of the Closing Date and that the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date opinions of each of Andrews Kurth LLP, outside counsel for the Partnership, Williams, Mullen, Clark & Dobbins, P.C., outside counsel for the Partnership, Richards, Layton & Finger, P.A., outside counsel for the Partnership, and Cades Schutte LLP, as outside counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(d) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance satisfactory to counsel for the Underwriters, dated the Closing Date.

The opinions of counsel for the Partnership described in Section 5(c) above shall be rendered to the Underwriters at the request of the Partnership and shall so state therein.

(e) The Manager shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not more than three business days prior to the Closing Date or such settlement date.

(f) The Manager shall have received from Ernst & Young LLP a customary comfort letter dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Manager (with executed copies for each of the Underwriters) in the forms satisfactory to the Manager, which letter shall cover, without limitation, the financial statements of SHC as of and for the years ended December 31, 2012, 2013 and 2014, as included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and each free writing prospectus filed in accordance with Section 6(c) of this Agreement (each a “Permitted Free Writing Prospectus”).

(g) The Manager shall have received from Grant Thornton LLP a customary comfort letter dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Manager (with executed copies for each of the Underwriters) in the forms satisfactory to the Manager, which letter shall cover, without limitation, the financial statements of (i) the Partnership as of and for the three months ended March 31, 2015, (ii) MACS as of December 31, 2013 and for the period from October 3, 2013 to December 31, 2013, (iii) MACS Holdings, LLC for the period from January 1, 2013 to October 2, 2013 and (iv) SHC as of and for the three months ended March 31, 2015, as included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

(h) The Manager shall have received from PricewaterhouseCoopers LLP a customary comfort letter dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Manager (with executed copies for each of the Underwriters) in the forms satisfactory to the Manager, which letter shall cover, without limitation, the financial statements of MACS for the years ended December 31, 2011 and 2012, as included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

(i) The Manager shall have received from Deloitte & Touche LLP a customary comfort letter dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Manager (with executed copies for each of the Underwriters) in the forms satisfactory to the Manager, which letter shall cover, without limitation, the statements of revenues and direct operating expenses of Aloha, as included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

(j) The Manager shall have received from Grant Thornton LLP a customary comfort letter dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Manager (with executed copies for each of the Underwriters) in the forms satisfactory to the Manager, which letter shall cover, without limitation, the financial statements of SLLC, as of and for the years ended December 31, 2013 and 2014, and the unaudited pro forma balance sheet and statement of operations of the Partnership as of and for the year ended December 31, 2014 and the three months ended March 31, 2015, as included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

(k) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders, officers and directors of the Partnership relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Partnership, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) opinions of Andrews Kurth LLP, outside counsel for the Partnership, Williams, Mullen, Clark & Dobbins, P.C., outside counsel for the Partnership, Richards, Layton and Finger, P.A., outside counsel for the Partnership, and Cades Schutte LLP, outside counsel for the Partnership, dated the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof;

(iii) an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Grant Thornton LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(viii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(i) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(ix) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Grant Thornton LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(x) such other documents as you may reasonably request with respect to the good standing of the Partnership, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

6. Covenants of the Partnership. The Partnership covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Partnership’s security holders and to you as soon as practicable an earnings statement of the Partnership (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Partnership, Rule 158).

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Units (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by FINRA, (v) all costs and expenses incident to listing the Units on the New York Stock Exchange, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership, and 50.0% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 8 entitled “Indemnification” and Section 9 entitled “Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Units have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Units to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k) If requested by the Manager, to prepare a final term sheet relating to the offering of the Units, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Units.

The Partnership also covenants with each Underwriter that, without the prior written consent of the Manager, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units (except for the filing of a registration statement on Form S-8 to register Common Units under existing employee benefit or equity compensation plans or a registration statement on Form S-3 to register Common Units or other Partnership securities, provided that the Partnership shall not issue any Common Units thereunder until expiration of the Restricted Period). The foregoing sentence shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance of Common Units or options to purchase Common Units granted pursuant to an existing employee benefit or equity compensation plans, (d) the deemed issuance of Common Units under Section 16 of the Exchange Act upon the cash settlement of phantom units or unit appreciation rights outstanding as of the date of this Agreement, (e) the issuance of any equity interest in connection with the transactions contemplated by the Contribution Agreement or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Restricted Period.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

8. Indemnification.

(a) The Partnership agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), directors, officers, employees, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any free writing prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement of the foregoing), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”), including any road show or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, free writing prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Partnership;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Partnership. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Time of Sale Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Manager, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) Settlement Without Consent if Failure to Reimburse. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 60 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution was or could have been sought under this Section 8 or Section 9 hereof by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to, any findings or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

9. Contribution.

(a) If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus. The relative fault of the Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 9(a) hereof. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to in Section 9(a) hereof shall be deemed to include any legal counsel expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c) For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, directors, officers, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to the number of Units set forth opposite their respective names in Schedule II hereto.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Partnership if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of The New York Stock Exchange or The NASDAQ Stock Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Common Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Common Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Common Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership shall be unable to perform its obligations under this Agreement, the Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Common Units, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Common Units.

(b) The Partnership acknowledges that in connection with the offering of the Common Units: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (ii) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Partnership. The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Common Units.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Partnership shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership in accordance with its terms.

Very truly yours,

SUNOCO LP

By:	Sunoco GP LLC,
its general partner

By:	/s/ Clare McGrory
Name:	Clare McGrory
Title:	Executive Vice President, Chief Financial Officer and Treasure

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

Acting on behalf of itself and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Trevor Heinzinger
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Manager:	Morgan Stanley & Co. LLC

Registration Statement File No.:	333-203965

Time of Sale Prospectus

1.      Prospectus dated May 7, 2015 relating to the Shelf Securities

2.      The preliminary prospectus supplement dated July 15, 2015 relating to the Units

3.      Free Writing Prospectus dated July 15, 2015

4.      Price to Public: $40.10

5.      Number of Firm Units: 5,500,000

6.      Number of Additional Units: 825,000

Lock-up Restricted Period:	40 days

Title of Units to be purchased:	Common Units Representing Limited Partner Interests of Sunoco LP

Number of Firm Units	5,500,000

Number of Additional Units	825,000

Purchase Price to Underwriters pursuant to Section 2 of this Agreement:	$38.8970 per unit

Selling Concession:	$0.7218 per unit

Closing Date and Time:	July 21, 2015 10:00 a.m. Houston time

Address for Notices to the Underwriters:	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Equity Syndicate Desk, with a copy, in the case of any notice pursuant to Section 8(c), to the Legal Department

Address for Notices to the Partnership:	Sunoco GP LLC 1735 Market Street, 13th Floor Philadelphia, PA 19103 Attention: Associate General Counsel

Schedule I

SCHEDULE II

Underwriters	Number of Firm Units
Morgan Stanley & Co. LLC	852,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	440,000
UBS Securities LLC	440,000
Wells Fargo Securities, LLC	440,000
Citigroup Global Markets Inc.	357,500
Credit Suisse Securities (USA) Inc.	357,500
Deutsche Bank Securities Inc.	357,500
Goldman, Sachs & Co.	357,500
Jefferies LLC	357,500
J.P. Morgan Securities LLC	357,500
Raymond James & Associates, Inc.	357,500
RBC Capital Markets, LLC	357,500
Robert W. Baird & Co. Incorporated	357,500
Ladenburg Thalmann & Co. Inc.	110,000
Total	5,500,000

Schedule II

SCHEDULE III

SUBSIDIARIES

•	Sunoco Finance Corp., a Delaware corporation

•	Sunoco, LLC, a Delaware limited liability company

•	Susser Petroleum Operating Company LLC, a Delaware limited liability company

•	Susser Petroleum Property Company LLC, a Delaware limited liability company

•	Sunoco Energy Services LLC, a Texas limited liability company

•	Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company

•	Southside Oil, LLC, a Virginia limited liability company

•	MACS Retail LLC, a Virginia limited liability company

•	Aloha Petroleum, Ltd., a Hawaii corporation

•	Aloha Petroleum LLC, a Delaware limited liability company

Schedule III

SCHEDULE IV

LIST OF JURISDICTIONS OF ORGANIZATION AND FOREIGN QUALIFICATION

Entity	Jurisdiction of Organization	Jurisdiction(s) of Foreign Qualification

Sunoco LP	Delaware		Texas

Sunoco GP LLC	Delaware		Texas

Sunoco Finance Corp.	Delaware		None

Sunoco, LLC	Delaware	Alabama Arizona Arkansas California Colorado Connecticut Florida Georgia Idaho Illinois Indiana Iowa Kansas Kentucky Louisiana	Maine Maryland Massachusetts Michigan Minnesota Mississippi Missouri Montana Nebraska Nevada New Hampshire New Jersey New Mexico New York North Carolina North Dakota	Ohio Oklahoma Pennsylvania Rhode Island South Carolina South Dakota Tennessee Texas Utah Vermont Virginia Washington Washington, D.C. West Virginia Wisconsin Wyoming

Susser Petroleum Operating Company LLC	Delaware	Arkansas Hawaii	Kansas Louisiana	New Mexico Oklahoma Texas

Susser Petroleum Property Company LLC	Delaware		Texas

Sunoco Energy Services LLC	Texas	Arkansas New Mexico Kansas Oklahoma

Mid-Atlantic Convenience Stores, LLC	Delaware	Maryland Virginia

Southside Oil, LLC	Virginia	Delaware Georgia Kentucky	Maryland New Jersey Pennsylvania	Tennessee West Virginia

MACS Retail LLC	Virginia	Georgia Tennessee

Aloha Petroleum, Ltd.	Hawaii	None

Aloha Petroleum LLC	Delaware	None

Schedule IV-1

EXHIBIT A-1

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

We have acted as special counsel to Sunoco LP, a Delaware limited partnership (the “Issuer”), in connection with the Underwriting Agreement dated [Pricing Date] (the “Underwriting Agreement”) by and among (i) the Issuer and (ii) Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of [            ] common units (the “Firm Securities”) representing limited partner interests in the Issuer (“Common Units”). Pursuant to the Underwriting Agreement, the Issuer has granted an option to the Underwriters to purchase up to an additional [            ] Common Units (the “Option Securities”). The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.”

We are furnishing this opinion letter to you pursuant to Section 5(c) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the registration statement on Form S-3 (File No. 333-203965) relating to securities to be issued by the Issuer from time to time, including the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2015, and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(b) the preliminary prospectus supplement dated July [●], 2015, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(c) the prospectus supplement dated [Pricing Date], relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(d) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(e) the Underwriting Agreement;

Exhibit A-1-1

(f) the Certificate of Formation of Sunoco GP LLC, a Delaware limited liability company and the general partner of the Issuer (the “General Partner”), certified by the Secretary of State of the State of Delaware on July [    ], 2015, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (j) below, the date of the Underwriting Agreement and the date hereof (the “GP Certificate of Formation”);

(g) the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of September 25, 2012, as amended by Amendment No.1 thereto, effective as of October 27, 2014, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (j) below, the date of the Underwriting Agreement and the date hereof (the “GP LLC Agreement”);

(h) the Certificate of Limited Partnership of the Issuer, certified by the Secretary of State of the State of Delaware on July [    ], 2015, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (j) below, the date of the Underwriting Agreement and the date hereof (the “Issuer’s Certificate of Limited Partnership”);

(i) the First Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of September 25, 2012, as amended by Amendment No.1 thereto, effective as of October 27, 2014, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (j) below, the date of the Underwriting Agreement and the date hereof (the “Partnership Agreement”);

(j) resolutions of the Board of Directors of the General Partner dated March 31, 2015, July [    ], 2015, and resolutions of the Pricing Committee of the Board of Directors of the General Partner dated July [    ], 2015, certified by the Secretary of the General Partner;

(k) the Certificate of Formation of Susser Petroleum Operating Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer (“Susser Operating”), certified by the Secretary of State of the State of Delaware on July [    ], 2015, and certified by the Secretary of Susser Operating, as in effect on the date hereof;

(l) the Limited Liability Company Agreement of Susser Operating, certified by the Secretary of Susser Operating as in effect on the date hereof;

(m) the Certificate of Formation of Susser Petroleum Property Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer (“PropCo”), certified by the Secretary of State of the State of Delaware on July [    ], 2015, and certified by the Secretary of PropCo, as in effect on the date hereof;

(n) the Limited Liability Company Agreement of PropCo, certified by the Secretary of PropCo as in effect on the date hereof;

(o) the Certificate of Formation of Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company (“MACS”), certified by the Secretary of State of the State of Delaware on July [    ], 2015, and certified by the Secretary of MACS as in effect on the date hereof;

Exhibit A-1-2

(p) the Limited Liability Company Agreement of MACS, certified by the Secretary of MACS as in effect on the date hereof;

(q) the Certificate of Formation of Sunoco Energy Services LLC, a Texas limited liability company and wholly owned subsidiary of the Issuer (“Sunoco Energy”), certified by the Secretary of State of the State of Texas on July [    ], 2015, and certified by the Secretary of Sunoco Energy as in effect on the date hereof;

(r) the Limited Liability Company Agreement of Sunoco Energy, certified by the Secretary of Sunoco Energy as in effect on the date hereof;

(s) the Certificate of Formation of Sunoco LLC, a Delaware limited liability company and a subsidiary of the Issuer (“Sunoco LLC”), certified by the Secretary of State of the State of Delaware on July [    ], 2015, and certified by the Secretary of Sunoco LLC, as in effect on the date hereof;

(t) the Amended and Restated Operating Agreement of Sunoco LLC, certified by the Secretary of Sunoco LLC as in effect on the date hereof;

(u) the Certificate of Formation of Aloha Petroleum LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer (“Aloha”), certified by the Secretary of State of the State of Delaware on July [    ], 2015, and certified by the Secretary of Aloha, as in effect on the date hereof;

(v) the Operating Agreement of Aloha, certified by the Secretary of Aloha as in effect on the date hereof;

(w) certificates from the Secretary of State of the State of Delaware dated July [    ], 2015 as to the good standing and legal existence under the laws of the State of Delaware of the General Partner, the Issuer, Susser Operating, PropCo, MACS, Sunoco LLC and Aloha;

(x) (i) a certificate from the Secretary of State of the State of Texas dated July [    ], 2015 as to the legal existence under the laws of the State of Texas of Sunoco Energy, and (ii) a statement dated as of July [    ], 2015 as to the franchise tax account status of Sunoco Energy, obtained through the website of the Office of the Comptroller of Public Accounts of the State of Texas;

(y) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the President and Chief Executive Officer and by the Executive Vice President and Chief Financial Officer of the General Partner, a copy of which is attached hereto as Exhibit A;

(z) results of uniform commercial code searches dated [●], 2015 conducted by Capitol Services, Inc. and purporting to identify all effective uniform commercial code financing statements on file in the office of the Secretary of State of the State of Delaware through [●], 2015 naming Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), ETC M-A

Exhibit A-1-3

Acquisition LLC, a Delaware limited liability company (“ETC M-A”), ETP Retail Holdings, LLC, a Delaware limited liability company (“ETP Retail”), the General Partner or the Issuer as debtor (the “DE Search Results”);

(aa) results of uniform commercial code searches dated [●], 2015 purporting to identify all effective uniform commercial code financing statements on file in the office of the Secretary of State of the State of Texas through [●], 2015 naming Stripes No. 1009 or Stripes as debtor (the “TX Search Results” and, together with the DE Search Results, the “Lien Search Results”); [and]

(bb) [each of the Applicable Orders (as defined below); and]1

(cc) each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, that have been certified by officers of the General Partner as being every order or decree of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise. [However, officers of the General Partner have certified in the Opinion Support Certificate that there are no Applicable Orders.]

[1]	Delete if the Opinion Support Certificate establishes that there are no Applicable Orders.

Exhibit A-1-4

“Applicable Subsidiaries” means (i) Sunoco, LLC, a Delaware limited liability company, (ii) Susser Petroleum Operating Company LLC, a Delaware limited liability company, (iii) Susser Petroleum Property Company LLC, a Delaware limited liability company, (iv) Sunoco Energy Services LLC, a Texas limited liability company, (v) Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company and (vi) Aloha Petroleum LLC, a Delaware limited liability company.

“Disclosure Package” means the information, considered together, comprised of (i) the disclosure set forth in the Preliminary Prospectus and (ii) the information [regarding the public offering price and the number of Common Units being offered] set forth in [Schedule I] of the Underwriting Agreement.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Issuer is validly existing as a limited partnership and in good standing under the laws of the State of Delaware. The General Partner is validly existing as a limited liability company and in good standing under the laws of the State of Delaware. Each of the Applicable Subsidiaries is validly existing as a limited liability company and in good standing under the laws of its jurisdiction of organization (as indicated above in the definition of “Applicable Subsidiaries”).

2. The Issuer has the limited partnership power and authority under the laws of the State of Delaware to (a) execute and deliver, and incur and perform all of its obligations under, the Underwriting Agreement and (b) carry on its business and own, lease and operate its properties as described in the Registration Statement, the Disclosure Package and the Prospectus. The General Partner has the limited liability company power and authority under the laws of the State of Delaware to carry on its business and own, lease and operate its properties as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Applicable Subsidiaries has the limited liability company power and authority under the laws of its jurisdiction of formation to carry on its business and own, lease and operate its properties as described in the Registration Statement, the Disclosure Package and the Prospectus.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer.

4. As of the date hereof, immediately after giving effect to the consummation of the issuance and sale of the Firm Securities to the Underwriters in accordance with the Underwriting Agreement occurring today, (a) the issued and outstanding limited partner interests in the Issuer will consist of 29,894,659 Common Units, 10,939,436 subordinated units and the Incentive Distribution Rights (as defined in the Partnership Agreement), and (b) the issued and outstanding Sponsor Units and the Incentive Distribution Rights have been duly authorized and validly issued and ETP, Stripes No. 1009 LLC (“Stripes No. 1009”), Stripes LLC (“Stripes”), ETC M-A and ETP Retail have no obligation, solely by reason of their ownership of such Sponsor Units

Exhibit A-1-5

and the Incentive Distribution Rights, as applicable, to make any contributions to the Issuer or any further payments for their ownership of Sponsor Units and the Incentive Distribution Rights, as applicable, and have no personal liability, solely by reason of their ownership of Sponsor Units and the Incentive Distribution Rights, as applicable, to creditors of the Issuer for any of its debts, liabilities or other obligations. ETP owns the Incentive Distribution Rights, and Stripes No. 1009, Stripes, ETC M-A and ETP Retail own their respective Sponsor Units, in each case, free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”) in respect of which (i) a financing statement naming ETP, ETC M-A or ETP Retail as a debtor is on file as of [●], 2015 in the office of the Secretary of State of the State of Delaware, other than, with respect to such Incentive Distribution Rights held by ETP, the Liens described in [Insert description of financing statements] (the “ETP Financing Statements”) or (ii) a financing statement naming Stripes No. 1009 or Stripes as a debtor is on file as of [●], 2015 in the office of the Secretary of State of the State of Texas.

5. ETP is the sole member of the General Partner and directly owns 100% of the member interests in the General Partner, and such member interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”). ETP owns such member interests free and clear of all Liens in respect of which a financing statement naming ETP as a debtor is on file as of [●], 2015 in the office of the Secretary of State of the State of Delaware, other than the Liens described in ETP Financing Statements.

6. The General Partner is the sole general partner of the Issuer with a non-economic general partner interest in the Issuer, and such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. The General Partner owns such general partner interest free and clear of all Liens in respect of which a financing statement naming the General Partner as a debtor is on file as of [●], 2015 in the office of the Secretary of State of the State of Delaware.

7. The Issuer is the sole member of Susser Operating and directly owns 100% of the membership interests in Susser Operating, and such membership interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Susser Operating and are fully paid (to the extent required by the Limited Liability Company Agreement of Susser Operating) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act). The Issuer owns such membership interests free and clear of all Liens in respect of which a financing statement naming the Issuer as debtor is on file as of [●], 2015 in the office of the Secretary of State of the State of Delaware, other than the Liens described in [Insert description of financing statements].

8. The issuance and sale of the Securities have been duly authorized by the General Partner (on behalf of the Issuer) in accordance with the Partnership Agreement.

9. The holders of outstanding Common Units are not entitled to any preemptive rights, other than those that have been waived, under the Issuer’s Certificate of Limited Partnership, the Partnership Agreement, the Delaware LP Act or any Applicable Agreement, to subscribe for the Securities.

Exhibit A-1-6

10. No Person has the right, which has not been waived, under any Applicable Agreement or the Partnership Agreement to require the registration under the Securities Act of any sale of securities issued by the Issuer, by reason of the filing or effectiveness of the Registration Statement.

11. When delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Firm Securities will be validly issued, and purchasers of the Firm Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Issuer or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Issuer for any of its debts, liabilities or other obligations.

12. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner.

13. The GP LLC Agreement has been duly authorized, executed and delivered by ETP.

14. None of (i) the execution and delivery by the Issuer of the Underwriting Agreement or (ii) the consummation by the Issuer of the issuance and sale of the Firm Securities pursuant to the Underwriting Agreement, (A) constituted, constitutes or will constitute a violation of the Issuer’s Certificate of Limited Partnership, the Partnership Agreement, the GP Certificate of Formation or the GP LLC Agreement, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (1) applicable laws of the State of New York, (2) applicable laws of the State of Texas, (3) applicable laws of the United States of America, (4) the Delaware LP Act or (5) the Delaware LLC Act, or (E) resulted, results or will result in the contravention of any Applicable Order.

15. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Issuer of the Underwriting Agreement or the consummation of the issuance and sale of the Firm Securities pursuant to the Underwriting Agreement. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) the Delaware LP Act, (iv) the Delaware LLC Act or (v) applicable laws of the United States of America.

Exhibit A-1-7

16. The statements in the Base Prospectus under the captions “Description of the Common Units,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “The Partnership Agreement” and “Investment in Sunoco LP by Employee Benefit Plan,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

17. The statements in the Preliminary Prospectus and the Prospectus under the captions “Material Tax Considerations” and “Material U.S. Federal Income Tax Consequences,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

18. The Issuer is not, and immediately after giving effect to the issuance and sale of the Firm Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the General Partner and the Issuer, the independent registered public accounting firm for the Issuer, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 16 and 17 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the General Partner), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its most recent effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective and as of its most recent effective date, insofar as relating to the offering of the Firm Securities, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of [    :    ] [a.m./p.m] on July [    ], 2015 (which you have informed us is a time prior to the time of the first sale of the Firm Securities by any Underwriter), insofar as relating to the offering of the Firm Securities, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, insofar as relating to the offering of the Firm Securities, contained or contains an untrue statement of a material fact or omitted or omits to state any

Exhibit A-1-8

material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (A) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Prospectus or the Disclosure Package and (C) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.

Furthermore, we advise you that the Registration Statement became effective upon filing under Rule 462(e) under Securities Act. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, (v) the Delaware LP Act and (vi) the Delaware LLC Act. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws;  provided however, that such references (including without limitation those appearing in paragraphs 14 and 15 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Issuer and the other entities mentioned in such paragraph are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) In rendering the opinion set forth in paragraph 7 above, we have assumed that the consideration recited in the resolutions of the board of directors, members, manager, general partner or other governing body serving similar functions of such subsidiary referred to in such paragraph approving the issuance of all the outstanding equity interests of such subsidiary and (b) the organizational agreement of such subsidiary, as applicable, has been received in full by such subsidiary.

(iii) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited

Exhibit A-1-9

liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (iii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(iv) With respect to the opinions expressed in the second sentences of each of paragraphs 4, 5, 6 and 7 above, we have relied solely on the Lien Search Results, and we have assumed the completeness and accuracy of the Lien Search Results and that the methodology utilized in generating the Lien Search Results was effective to disclose all effective uniform commercial code financing statements naming any of ETP, ETC M-A, ETP Retail, the General Partner, the Issuer, Stripes No. 1009 or Stripes as debtor. Furthermore, we have assumed that any uniform commercial code financing statement filed in the office of the Secretary of State of the State of Delaware naming any of ETP, ETC M-A, ETP Retail, the General Partner or the Issuer as debtor or any uniform commercial code financing statement filed in the office of the Secretary of State of the State of Texas naming Stripes No. 1009 or Stripes as debtor would have been properly filed and indexed in the records of the Secretaries of State of the States of Delaware and Texas, respectively. We wish to point out that the DE Search Results purport to disclose all effective uniform commercial code financing statements only through [●], 2015 and the TX Search Results purport to disclose all effective uniform commercial code financing statements only through [●], 2015, and our opinions referred to in the first sentence of this paragraph (iv) are as of that date only.

(v) The opinion set forth in paragraph 17 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

This opinion is being furnished only to you in connection with the sale of the Firm Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Exhibit A-1-10

EXHIBIT A-2

FORM OF OPINION OF VIRGINIA COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

We have acted as outside Virginia counsel for Sunoco LP (the “Partnership”) in connection with certain limited liability company matters related to the following affiliates of the Partnership: (i) Southside Oil LLC, a Virginia limited liability company (“Southside”), and (ii) MACS Retail LLC, a Virginia limited liability company (“MACS Retail”). The relationships of Southside and MACS Retail to the Partnership are described in Section 1(n) of that certain Underwriting Agreement, dated July     , 2015, between the Partnership, the Partnership’s sole general partner, Sunoco GP LLC, and you (the “Underwriting Agreement”). This opinion letter is provided to you at the request of the Partnership pursuant to Section 5(c) of the Underwriting Agreement.

In rendering the opinions hereinafter set forth, we have examined the following documents:

(i) The Underwriting Agreement;

(ii) The Articles of Organization and Operating Agreement of each of Southside and MACS Retail;

(iii) Two Certificates of Fact, each dated July [●], 2015, issued by the Virginia State Corporation Commission (the “SCC”) as to Southside and MACS Retail, respectively;

(iv) The limited liability company minute books of each of Southside and MACS Retail; and

(v) The Registration Statement and the Prospectus (each as defined in the Underwriting Agreement) and certain documents, certificates and disclosures incorporated by reference therein (but only to the extent that such referenced documents expressly concern Southside or MACS Retail).

With your consent, our examination has been confined solely to the above enumerated items and our opinion, as set forth herein, is based solely on the information contained therein, without any independent verification or investigation of such information; provided that, as to questions of fact material to our opinions, we have also examined and relied upon (i) certain written representations made by representatives of the Partnership, including, without limitation, in the Underwriting Agreement, and (ii) certain certifications of public officials. We have assumed that no events have occurred subsequent to the dates of such representations and certifications that would change such representations or certifications, and we have assumed that such representations and certifications are complete and accurate as of the date hereof.

Exhibit A-2-1

The opinions set forth herein are subject to the following assumptions:

A. Southside and MACS Retail have valid and legally enforceable right, title and interest in and to all of the personal property and real property used in their respective businesses.

B. All documents delivered to us in connection herewith remain accurate and complete, each such document delivered as an original is authentic, and each such document delivered as a copy conforms to the original document in all respects.

C. The signatures of all natural persons are genuine and authentic, and each such natural person is legally competent.

D. All limited liability company members and managers have complied with all statutory and common law duties and standards of care and loyalty.

E. The conduct of all parties complies with all legal requirements of good faith, fair dealing and conscionability, and there has been no fraud, duress, undue influence, misunderstanding or mutual mistake of fact.

F. Except for requirements to maintain limited liability company status with the SCC (as to which we have made an investigation), we assume that each of Southside and MACS Retail has obtained, and has remained in compliance with, all licenses, permits and governmental approvals required to conduct its respective businesses as they are currently conducted.

G. All applicable statutes, rules, and regulations are valid and constitutional.

Based on the foregoing and subject to the assumptions and qualifications contained herein, it is our opinion, as of the date hereof, that:

1. Each of Southside and MACS Retail is a validly existing limited liability company under the laws of the Commonwealth of Virginia.

2. Each of Southside and MACS Retail has the power and authority under its Articles of Organization and Operating Agreement, and under the Virginia Limited Liability Company Act, Virginia Code §§13.1-1000 et seq., to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (each as defined in the Underwriting Agreement).

The foregoing opinions are subject to the following additional limitations and qualifications:

a. Our opinions are based solely upon applicable federal law and the laws of the Commonwealth of Virginia (without giving effect to Virginia’s principles of conflicts of law), and we express no opinion based upon the laws of any other state. This opinion letter does not address, and expressly excludes, any consideration of (i) local laws (e.g. laws of cities, counties, towns, and other political subdivisions and districts), (ii) securities laws, (iii) antitrust and unfair competition laws, (iv) tax laws, (v) labor laws, (vi) pension and employee benefit laws, (vii) intellectual property laws, (viii) health and safety laws, (ix) subdivision, zoning, environmental, and land use laws, (x) criminal laws, including,

Exhibit A-2-2

without limitation, racketeering and forfeiture laws, (xi) laws pertaining to fiduciary duties, (xii) laws relating to margin requirements, (xiii) laws relating to handicapped persons, including, without limitation, the Federal Architectural Barriers Act, and the Americans With Disabilities Act of 1990, as interpreted by applicable agencies, (xiv) laws relating to national and local emergencies, (xv) the Federal Assignment of Claims Act, (xvi) the Interstate Land Sales Full Disclosure Act, (xvii) the Troubled Asset Relief Program created under the Emergency Economic Stabilization Act of 2008, (xviii) the Term Asset-Backed Securities Loan Facility created under the Federal Reserve Act, (xix) consumer protection laws, (xx) the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (xxi) laws related to terrorism or money-laundering, including, without limitation (A) the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56) and (B) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to “Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism.”

b. We express no opinion as to any matters pertaining to the ownership, construction, maintenance, use, or operation of any real property or personal property, to the existence or status of any liens or encumbrances thereon, or to the perfection or priority of any liens or security interests. In that connection, we advise you that, for purposes of this opinion letter, we have not, made or undertaken to make any investigation as to the existence of, or the state of title to, any real property or personal property, whether described in the Registration Statement or Prospectus or otherwise.

c. We express no opinion that is not expressly stated in the paragraphs numbered 1 and 2 above, including, without limitation, any opinion as to any agreements of Southside or MACS Retail (other than their limited liability company operating agreements).

d. We have not been asked to, and we do not, render any opinion with respect to the general business affairs or creditworthiness of Southside or MACS Retail.

e. We have not been asked to, and we do not, provide any Rule 10b-5 opinion or negative assurance with respect to any statements made in the Registration Statement or the Prospectus (each as defined in the Underwriting Agreement) or in any documents, certificates or disclosures incorporated by reference therein.

This opinion letter shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May, 1998).

The opinions set forth herein may be relied upon by you only in connection with the transaction described in the Registration Statement and the Prospectus and for no other purpose, and may not be distributed to or relied upon by any other person, quoted in whole or in part, or otherwise reproduced in any other document (except that copies of this opinion letter may be included in any binder of documents for the transaction to which this opinion letter relates), nor is it to be filed with any governmental agencies other than the regulatory authorities having jurisdiction over your underwriting business, without, in each instance, our prior written consent.

Exhibit A-2-3

Finally, we do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that might hereafter come or be brought to our attention.

Exhibit A-2-4

EXHIBIT A-3

FORM OF OPINION OF DELAWARE COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

We have acted as special Delaware counsel for Sunoco GP LLC, a Delaware limited liability company (the “General Partner”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) The First Amended and Restated Agreement of Limited Partnership of Sunoco LP, a Delaware limited partnership (the “Partnership”), dated as of September 25, 2012, among the General Partner, as the general partner of the Partnership, Susser Holdings Corporation, a Delaware corporation, in its capacity as the Organizational Limited Partner (as defined therein), and the other Persons (as defined therein) who become Partners (as defined therein) in the Partnership or parties thereto as provided therein, as amended by the Purchase and Sale Agreement, dated as of September 19, 2014 (the “Purchase Agreement”), between Susser Holdings Corporation and Energy Transfer Partners, L.P. (“ETP”), as further amended by Amendment No. 1 thereto, dated October 27, 2014, by the General Partner (as so amended, the “Partnership Agreement”); and

(b) The Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of September 25, 2012, entered into by Susser Holdings Corporation, a Delaware corporation, as the sole member, as amended by the Purchase Agreement, as further amended by Amendment No. 1 thereto, dated October 27, 2014, by ETP (as so amended, the “General Partner Agreement”).

Initially capitalized terms used herein and not otherwise defined are used as defined in the Partnership Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) and (b) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) and (b) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

Exhibit A-3-1

For purposes of this opinion, we have assumed (i) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the formation, operation, management and termination of, the Partnership, and that the Partnership Agreement is in full force and effect, has not been amended and no amendment of such document is pending or has been proposed, (ii) that the General Partner Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the formation, operation, management and termination of, the General Partner, and that the General Partner Agreement is in full force and effect, has not been amended and no amendment of such document is pending or has been proposed, (iii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to its amendment or restatement from time to time, (iv) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, liquidation or termination of the Partnership or the General Partner, (v) that each of the General Partner and the Partnership has been duly formed and is validly existing in good standing as a limited liability company or limited partnership, respectively, under the laws of the State of Delaware, (vi) that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (vii) the legal capacity of natural persons who are signatories to the documents examined by us, (viii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (ix) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, including the execution of a counterpart of the General Partner Agreement by ETP, (x) that the transactions contemplated by the Purchase Agreement were accomplished in accordance with the terms of the General Partner Agreement and the Partnership Agreement, (xi) that ETP has been admitted to the General Partner as a member of the General Partner and the General Partner has at all times had at least one member, and (xii) except to the extent provided in paragraphs 1 and 2 below, that each of the documents reviewed by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. We have not participated in the preparation of any offering material relating to the Partnership or the General Partner and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws, blue sky laws and tax laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Partnership Agreement constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in accordance with its terms.

2. The General Partner Agreement constitutes a valid and binding agreement of ETP, and is enforceable against ETP, in accordance with its terms.

Exhibit A-3-2

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A. The opinions expressed above are subject to the effect upon the Partnership Agreement and the General Partner Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, including the effect of applicable public policy on the enforceability of provisions relating to indemnification, exculpation, contribution, and the waiver or release of statutory, legal or equitable rights, defenses or claims, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing. The opinion expressed in paragraph 1 above is also subject to Section 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq. (the “LP Act”). The opinion expressed in paragraph 2 above is also subject to Section 18-607 and 18-804 of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”).

B. In rendering the opinions expressed above, we express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, (ii) any provision of a document reviewed by us to the effect that the failure to exercise or delay in exercising rights or remedies will not impair or operate as a waiver of such rights or remedies, (iii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, (iv) any provision of a document reviewed by us that purports or would operate to render ineffective any waiver or modification not in writing, and (v) provisions of any document reviewed by us purporting to consent to service of process by mail.

C. In rendering the opinion expressed in paragraph 1 above, we express no opinion with respect to (i) any provision of the Partnership Agreement relating to a waiver of punitive damages, (ii) Section 3.2 of the Partnership Agreement to the extent inconsistent with Section 17-303 of the LP Act, (iii) the last [subclause] of Section 7.1(b) of the Partnership Agreement, (iv) the last sentence of Section 7.6(b) of the Partnership Agreement, (v) Section 7.6(c) of the Partnership Agreement to the extent it purports to limit obligations to any Person who is not a party to the Partnership Agreement, (vi) Section 7.9(c) of the Partnership Agreement to the extent it purports to limit obligations under any agreement other than the Partnership Agreement and obligations to any Person who is not a party to the Partnership Agreement, and (vii) Section 11.2 of the Partnership Agreement to the extent it purports to provide for the removal or admission of a general partner or managing member of a Group Member.

Exhibit A-3-3

D. In rendering the opinion expressed in paragraph 2 above, we express no opinion with respect to (i) Section 8.1(b) of the General Partner Agreement to the extent that, notwithstanding such provision, under Section 18-801 of the LLC Act, certain statutory events may cause the General Partner to dissolve, and (ii) Section 8.3 of the General Partner Agreement to the extent such provision is inconsistent with Section 18-804 of the LLC Act.

E. With respect to Section 16.9(b) of the Partnership Agreement (the “Forum Selection Provision”), we have assumed (i) that the submission by the parties to the jurisdiction of the specified court(s) has been freely agreed to by the parties to the Partnership Agreement, (ii) that the Forum Selection Provision would not be determined to be unreasonable at the time of any legal action or proceeding, and (iii) that the Forum Selection Provision would not place any of the parties to the Partnership Agreement at a substantial and unjust advantage or otherwise deny such party of its day in court.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Exhibit A-3-4

EXHIBIT A-4

FORM OF OPINION OF HAWAII COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

We have acted as special counsel to Aloha Petroleum, Ltd., a Hawaii corporation (“Aloha”), in connection with the Underwriting Agreement dated [●], 2015 (the “Underwriting Agreement”), among (i) Sunoco LP, a Delaware limited partnership (the “Issuer”), and (ii) Morgan Stanley & Co. LLC, as representative of the several underwriters named therein as set forth in the attached Schedule I (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of [●] common units (the “Firm Securities”) representing limited partner interests in the Issuer (“Common Units”). Pursuant to the Underwriting Agreement, the Issuer has granted an option to the Underwriters to purchase up to an additional [●] Common Units (the “Option Securities”). The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.” This letter is being delivered to you at the request of the Issuer and Aloha pursuant to Section 5(c) of the Underwriting Agreement.

We note that various issues relating to the Underwriting Agreement are addressed in the opinions of Andrews Kurth LLP, Williams, Mullen, Clark & Dobbins, P.C., and Richards, Layton & Finger, PA, which have been separately provided to you. We express no opinion with respect to those matters herein.

In connection with this opinion letter, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the Underwriting Agreement;

(ii) the registration statement on Form S-3 (File No. 333-203965) relating to securities to be issued by the Issuer from time to time, including the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2015, and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(iii) the preliminary prospectus supplement dated July [●], 2015, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iv) the prospectus supplement dated July [●], 2015, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

Exhibit A-4-1

(v) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(vi) the entire corporate file excluding corporate reports of Aloha certified by the Director of Commerce and Consumer Affairs of the State of Hawaii (the “Director”) and dated [●], 2015;

(vii) the Bylaws of Aloha dated January 27, 1977;

(viii) a Certificate of Good Standing of Aloha, issued by the Director and dated [●], 2015; and

(ix) one or more certificates of officers or other representatives of Aloha.

We have not independently verified any factual matters certified to us. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Aloha and such agreements, certificates of public officials, certificates of officers or other representatives of Aloha and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Aloha is a validly existing corporation under the laws of the State of Hawaii.

2. Aloha has the corporate power and authority under its Articles of Incorporation and Bylaws, and under applicable corporate law, to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

The opinions expressed herein are limited solely to the laws of the State of Hawaii.

The opinions set forth herein may be relied upon by you only in connection with the transaction described in the Registration Statement and the Prospectus and for no other purpose, and may not be distributed to or relied upon by any other person, quoted in whole or in part, or otherwise reproduced in any other document (except copies of this opinion may be included as an exhibit to the Underwriting Agreement filed with the SEC or in any binder of documents for the transaction to which this opinion relates), nor is it to be filed with any governmental agencies other than the regulatory authorities having jurisdiction over the Issuer or your underwriting business without, in each instance, our prior written consent.

Exhibit A-4-2

EXHIBIT B

FORM OF LOCK-UP AGREEMENT PURSUANT TO SECTION 5(k)

July [●], 2015

Morgan Stanley & Co. LLC

As Representative of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sunoco LP, a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of common units representing limited partner interests (“Common Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 40 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift, (c) distributions of Common Units or any security convertible into Common Units to limited partners or unitholders of the undersigned, or (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or

Exhibit B-1

distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the Restricted Period, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Restricted Period, (f) existing pledges pursuant to loan or similar agreements in effect on the date hereof, as amended from time to time, or any successor to any such agreement, or any transfers pursuant to any such agreement, or (g) the deemed disposition of Common Units under Section 16 of the Exchange Act upon the cash settlement of phantom units or unit appreciation rights outstanding as of the date of this Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Signature Page Follows

Exhibit B-2

Very truly yours,

(Name)

(Address)

Signature Page to Lock-Up Agreement